Exhibit 19.3


  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report




  Collection Period                                                                                                   October, 2001
  Distribution Date                                                                                                        11/15/01
  Transaction Month                                                                                                               3


  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                        Dollar Amount       # of Contracts
  Original Portfolio:                  $2,799,999,995.78              162,770

  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $572,600,000.00         3.461%                      May 15, 2002
   Class A-2 Notes                                                  842,000,000.00         3.710%                September 15, 2003
   Class A-3 Notes                                                  970,000,000.00         4.310%                     June 15, 2005
   Class A-4 Notes                                                  191,710,000.00         4.720%                 December 15, 2005
   Class B Notes                                                     81,419,000.00         5.010%                    March 15, 2006
   Class C Certificates                                              54,240,000.00         5.410%                      May 15, 2006
   Class D Certificates                                              54,240,000.00         7.000%                  January 15, 2008
                                                                     -------------
      Total                                                      $2,766,209,000.00


  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $14,831,024.75               $23,661.32          $14,854,686.07
  Repurchased Loan Proceeds Related to Interest                          23,369.48                     0.00               23,369.48
                                                                         ---------                     ----               ---------
      Total                                                         $14,854,394.23               $23,661.32          $14,878,055.55

  Servicer Advances:
  Principal Advances                                                         $0.00               $26,628.61              $26,628.61
  Interest Advances                                                   2,556,681.21                 1,911.07            2,558,592.28
                                                                      ------------                 --------            ------------
      Total                                                          $2,556,681.21               $28,539.68           $2,585,220.89

  Principal:
  Principal Collections                                             $65,998,305.87              $539,106.75          $66,537,412.62
  Prepayments in Full                                                38,715,560.77               230,283.89           38,945,844.66
  Prepayments in Full Due to Administrative Repurchases                       0.00                   513.80                  513.80
  Repurchased Loan Proceeds Related to Principal                      1,657,779.02                     0.00            1,657,779.02
  Payahead Draws                                                              0.00                27,690.70               27,690.70
                                                                              ----                ---------               ---------
      Total                                                        $106,371,645.66              $797,595.14         $107,169,240.80

  Liquidation Proceeds                                                                                                  $447,223.81
  Recoveries from Prior Month Charge-Offs                                                                                  1,266.71
                                                                                                                           --------
      Total Principal Collections                                                                                   $107,617,731.32

  Principal Losses for Collection Period                                                                              $1,001,020.55
  Total Regular Principal Reduction                                                                                 $108,196,889.96

  Total Collections                                                                                                 $125,081,007.76


  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------

  Total Collections                                                                                                 $125,081,007.76
  Reserve Account Release                                                                                                      0.00
  Clean-up Call                                                                                                                0.00
  Reserve Account Draw                                                                                                         0.00
                                                                                                                               ----
      Total                                                                                                         $125,081,007.76



                                                          Page 1



  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2001
  Distribution Date                                                                                                        11/15/01
  Transaction Month                                                                                                               3

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,180,069.86        $2,180,069.86                $0.00
   Amount per $1,000 of Original Balance               0.79                 0.79                 0.00


                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                    $1,112,544.41        $1,112,544.41               $0.00                $0.00               $0.00
   Class A2 Notes                     2,603,183.33         2,603,183.33                0.00                 0.00                0.00
   Class A3 Notes                     3,483,916.67         3,483,916.67                0.00                 0.00                0.00
   Class A4 Notes                       754,059.33           754,059.33                0.00                 0.00                0.00
   Class B Notes                        339,924.33           339,924.33                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $8,293,628.07        $8,293,628.07               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class C Certificates                $244,532.00          $244,532.00               $0.00                $0.00               $0.00
   Class D Certificates                 316,400.00           316,400.00                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                            $560,932.00          $560,932.00               $0.00                $0.00               $0.00


  Total Note and Cert. Interest:     $8,854,560.07        $8,854,560.07               $0.00                $0.00               $0.00

  Total Available for Principal Distribution     $114,046,377.83

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount       26,098,000.06
   Regular Principal Distribution Amount    347,200,773.53
                                            --------------
      Principal Distribution Amount        $373,298,773.59

  Noteholder Principal Distributions:
   Class A1 Notes                                       $114,046,377.83
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $114,046,377.83


  Certificateholder Principal Distributions:
   Class C Certificates                                           $0.00
   Class D Certificates                                            0.00
                                                                   ----
      Total Certificate Principal Paid                            $0.00

  Total Note and Certificate Principal Paid:            $114,046,377.83

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $125,081,007.76
  Total Distribution (incl. Servicing Fee) $125,081,007.76

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2001
  Distribution Date                                                                                                        11/15/01
  Transaction Month                                                                                                               3

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $199.17                   $1.94                  $201.12
  Class A2 Notes                                                 0.00                    3.09                     3.09
  Class A3 Notes                                                 0.00                    3.59                     3.59
  Class A4 Notes                                                 0.00                    3.93                     3.93
  Class B Notes                                                  0.00                    4.18                     4.18
                                                                 ----                    ----                     ----
      Total Notes                                              $42.91                   $3.12                   $46.03


  Class C Certificates                                          $0.00                   $4.51                    $4.51
  Class D Certificates                                           0.00                    5.83                     5.83
                                                                 ----                    ----                     ----
      Total Certificates                                        $0.00                   $5.17                    $5.17

  Total Notes and Certificates:                                $41.23                   $3.20                   $44.43

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $2,458,427,773.59       0.9250107                $2,344,381,395.76       0.8820995
  Class A1 Notes                              373,298,773.59       0.6519364                   259,252,395.76       0.4527635
  Class A2 Notes                              842,000,000.00       1.0000000                   842,000,000.00       1.0000000
  Class A3 Notes                              970,000,000.00       1.0000000                   970,000,000.00       1.0000000
  Class A4 Notes                              191,710,000.00       1.0000000                   191,710,000.00       1.0000000
  Class B Notes                                81,419,000.00       1.0000000                    81,419,000.00       1.0000000
  Class C Certificates                         54,240,000.00       1.0000000                    54,240,000.00       1.0000000
  Class D Certificates                         54,240,000.00       1.0000000                    54,240,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $2,566,907,773.59       0.9279515                $2,452,861,395.76       0.8867231



  Portfolio Information
  Weighted Average Coupon (WAC)                         7.96%                                           7.99%
  Weighted Average Remaining Maturity (WAM)             45.61                                           44.91
  Remaining Number of Receivables                     191,738                                         187,253
  Portfolio Receivable Balance              $2,616,083,833.59                               $2,507,886,943.63

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $11,078,869.46
  Specified Credit Enhancement Amount                                                                        $25,078,869.44
  Yield Supplement Overcollateralization Amount                                                              $75,557,170.10
  Target Level of Overcollateralization                                                                      $86,636,039.56

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $13,999,999.98
  Specified Reserve Account Balance                                                                           13,999,999.98
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             13,999,999.98
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $13,999,999.98
  Change in Reserve Account Balance                                                                                   $0.00

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2001
  Distribution Date                                                                                                        11/15/01
  Transaction Month                                                                                                               3

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                  $447,223.81
  Recoveries from Prior Month Charge-Offs                                                                                 $1,266.71
  Total Losses for Collection Period                                                                                  $1,137,850.40
  Charge-off Rate for Collection Period (annualized)                                                                          0.32%
  Cumulative Net Losses for all Periods                                                                                 $920,658.50


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         1,989                $27,402,646.43
  61-90 Days Delinquent                                                                           300                 $4,187,638.26
  91-120 Days Delinquent                                                                           82                 $1,174,623.85
  Over 120 Days Delinquent                                                                          1                    $16,842.78

  Repossesion Inventory                                                                           150                 $2,237,791.96


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0240%
  Preceding Collection Period                                                                                               0.0796%
  Current Collection Period                                                                                                 0.3229%
  Three Month Average                                                                                                       0.1422%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.0062%
  Preceding Collection Period                                                                                               0.1460%
  Current Collection Period                                                                                                 0.2045%
  Three Month Average                                                                                                       0.1189%

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                   October, 2001
  Distribution Date                                                                                                        11/15/01
  Transaction Month                                                                                                               3

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $4,671,931.93                   $194,233.61
  New Advances                                                                           2,524,627.58                     28,479.95
  Servicer Advance Recoveries                                                            2,595,493.47                     72,827.89
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                              $4,601,066.04                   $149,885.67

  Current Month Interest Advances for Prepaid Loans                                        $32,053.63                        $59.73

  Payahead Account
  Beginning Payahead Account Balance                                                                                    $136,899.26
  Additional Payaheads                                                                                                   235,791.35
  Payahead Draws                                                                                                         259,797.17
                                                                                                                         ----------
  Ending Payahead Account Balance                                                                                       $112,893.44

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